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                                                               EXHIBIT 4.3(a)
                                                               (6/30/95 10-Q)

              AMENDMENT NO. 1 TO SECOND AMENDATORY LOAN AGREEMENT


           THIS AMENDMENT NO. 1 TO SECOND AMENDATORY LOAN AGREEMENT is made as of the 30th day of April, 1995 by and between THE OILGEAR COMPANY (the "Company") and M&I MARSHALL & ILSLEY BANK ("M&I").

           IN CONSIDERATION of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                                   ARTICLE I

                                  DEFINITIONS

           When used herein, the following terms shall have the meanings specified:

           1.1 Amendment. "Amendment" shall mean this Amendment No. 1 to Second Amendatory Loan Agreement.

           1.2 Loan Agreement. "Loan Agreement" shall mean the Loan Agreement by and between M&I and the Company, dated as of September 28, 1990, as amended and restated by a Second Amendatory Loan Agreement dated as of July 15, 1994.

           1.3 Other Terms. The other capitalized terms used in this Amendment shall have the definitions assigned in the Loan Agreement.

                                   ARTICLE II

                                   AMENDMENTS

           The Loan Agreement is amended as follows:

           2.1 Section 1.2 - Commitment. Section 1.2 of the Loan Agreement is amended in its entirety to read as follows:

                            1.2 Commitment. "Commitment" shall mean the commitment of M&I to make Revolving Credit Loans to the Company under the Loan Agreement up to the maximum principal amount of Eleven Million and 00/100 Dollars ($11,000,000.00) through the Commitment Termination Date, or such lesser amount resulting from a termination or reduction of the Commitment pursuant to the Loan Agreement.

           2.2 Section 1.3 - Commitment Termination Date. Section 1.3 of the Loan Agreement is amended in its entirety to read as follows:
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                       1.3  Commitment Termination Date.  "Commitment
              Termination Date" shall mean the earlier of (a) June 30, 1997 or
              (b) the date on which the Commitment is terminated pursuant to
              Section 5.4 or 11.1 of this Agreement.

      2.3 Section 2.10(a) - Line of Credit Loans. Section 2.10(a) of the Loan Agreement is amended by deleting the date "April 30, 1995" contained in the second line of Section 2.10(a) and substituting therefor the date "April 30, 1996".

      2.4 Section 3.1(d) - Notes. Section 3.1(d) of the Loan Agreement is amended in its entirety to read as follows:

                       (d) Each Line of Credit Loan shall be evidenced by a Line of Credit Note and shall mature on the earlier to occur of:
              (i) April 30, 1996; or (ii) receipt by the Company of payment in full of the accounts receivable owing on the project financed by the proceeds of such Line of Credit Loan.

      2.5 Section 5.1 - Making of Payments. Section 5.1 of the Loan Agreement is amended by deleting the third sentence thereof and inserting in its place the following:

              The Company shall make mandatory payments of principal on the Revolving Credit Note so that the principal amount outstanding under the Revolving Credit Note never exceeds the amount of the Commitment, as such Commitment Amount may be reduced pursuant to
              Section 5.4 hereof.

      2.6 Section 10.7 - Consolidated Tangible Net Worth. Section 10.7 of the Loan Agreement is amended in its entirety to read as follows:

                       10.7 Consolidated Tangible Net Worth. Maintain at all times a Consolidated Tangible Net Worth of at least $16,000,000.00 at January 1, 1995 through December 30, 1995 which Consolidated Tangible Net Worth requirement shall increase annually on December 31 of each year, commencing December 31, 1995 by (a) an amount equal to 60% of the consolidated net income, as shown on the audited financial statements of the Company and its Subsidiaries for the fiscal year ending on such December 31 (but not less than zero) plus (b) an amount equal to 75% of any other increase in equity for such fiscal year.





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           2.7  Revolving Credit Note.  The Company shall execute and deliver to M&I a Revolving Credit Note in the original principal amount of $11,000,000.00, dated July 31, 1992, as amended and restated on July 15, 1994 and April 30, 1995, and otherwise in form and substance satisfactory to M&I. This Revolving Credit Note shall evidence the Revolving Credit Loans and shall constitute the Revolving Credit Note issued pursuant to the Loan Agreement and shall be in substitution for the Revolving Credit Note dated July 31, 1992, as amended and restated on July 15, 1994, issued by the Company payable to the order of M&I.

           2.8 Line of Credit Note Form. Exhibit 9 to the Loan Agreement, which is the form of Line of Credit Note, is amended in its entirety as set forth in Schedule 1 hereto. Any Line of Credit Notes issued after the date hereof shall be in substantially the form of Schedule 1 hereto. This
   Section 2.8 shall not amend any Line of Credit Notes issued prior to the date of this Amendment.

           2.9 Miscellaneous Amendments. The Loan Agreement, the Revolving Credit Note, the Line of Credit Notes, and all other documents, instruments and materials executed and delivered heretofore or hereafter pursuant to the Loan Agreement are deemed hereby to be amended so that any reference therein to the Loan Agreement, the Line of Credit Notes, or Revolving Credit Note shall be a reference to such documents as amended by or pursuant to this Amendment. Any references in the Security Agreement to the Revolving Credit Note, including, without limitation, the Revolving Credit Note referenced in the definition of "Notes" contained in the Security Agreement shall refer to the Revolving Credit Note in the original principal amount of $11,000,000.00 dated July 31, 1992, as amended and restated on July 15, 1994, and on April 30, 1995, and evidencing the Revolving Credit Loans made pursuant to the Loan Agreement, as such Revolving Credit Note may be amended, modified, extended or renewed from time to time.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

           The Company hereby represents and warrants to M&I that:

           3.1 Loan Agreement. All of the representations and warranties made by the Company in the Loan Agreement are true and correct on the date of this Amendment. No Event of Default under the Loan Agreement has occurred and is continuing as of the date of this Amendment. No event has occurred which with the lapse of time or giving of notice or both would constitute an Event of Default under the Loan Agreement as of the date of this Amendment.

           3.2 Authorization; Enforceability. The making, execution and delivery of this Amendment, the Line of Credit Notes and the Revolving Credit Note, and performance of and compliance with the





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terms of the Loan Agreement as amended and the Line of Credit Notes and the
Revolving Credit Note, have been duly authorized by all necessary corporate action by the Company. This Amendment, the Line of Credit Notes and the Revolving Credit Note are the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

      3.3 Absence of Conflicting Obligations. The making, execution and delivery of this Amendment and the Line of Credit Notes and the Revolving Credit Note, and performance of and compliance with the terms of the Loan Agreement as amended, the Line of Credit Notes and the Revolving Credit Note, do not violate any presently existing provision of law or the articles or certificate of incorporation or bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

                                   ARTICLE IV

                                 MISCELLANEOUS

      4.1 Continuance of Loan Agreement. Except as specifically amended by this Amendment, the Loan Agreement shall remain in full force and effect.

      4.2 Survival. All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

      4.3 Governing Law. This Amendment, the Line of Credit Notes and the Revolving Credit Note shall be governed by the laws of the State of Wisconsin.

      4.4 Counterparts; Headings. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. Article and Section headings in this Amendment are inserted for convenience of reference only and shall not constitute a part hereof.

      4.5 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

      4.6 Effectiveness. This Amendment shall be effective as of April 30, 1995 upon receipt by M&I of the following documents:

              (a)  this Amendment executed by the Company;

              (b) the Revolving Credit Note required by this Amendment, executed by the Company;





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                    (c)  the Amendment to Certain Line of Credit Notes
   ("Notes Amendment") executed by the Company;

                    (d) a certificate of the secretary or an assistant secretary of the Company dated the date hereof as to: (i) the incumbency and signature of the officers of the Company who have signed or will sign this Amendment, the Notes Amendment and the Revolving Credit Note to be delivered pursuant to this Amendment; and (ii) the adoption and continuing effect of resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Amendment, the Notes Amendment and the Revolving Credit Note; and

                    (e) such additional supporting documents and materials as M&I may reasonably request.





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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Second Amendatory Loan Agreement as of the day and year first written above.

                                                    THE OILGEAR COMPANY



                                                    By:/s/ THOMAS J. PRICE
                                                    Name:  Thomas J. Price
                                                    Title:  Vice President of
                                                            Finance/Secretary


                                                    M&I MARSHALL & ILSLEY BANK

                                                    By:/s/ BRAD D. CHAPIN
                                                    Name:  Brad D. Chapin
                                                    Title:  Vice President


                                                    Attest:
                                                    /s/ MARK A. HOGAN
                                                    Name:  Mark A. Hogan
                                                    Title:  Vice President





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                                   SCHEDULE 1

                                   EXHIBIT 9

                              THE OILGEAR COMPANY

                              LINE OF CREDIT NOTE
                           Contract No. ____________


   $____________                                      Milwaukee, Wisconsin
                                                      Date:_______________



        FOR VALUE RECEIVED, THE OILGEAR COMPANY, a Wisconsin corporation
   (the "Company"), hereby promises to pay to the order of M&I
   MARSHALL & ILSLEY BANK, a Wisconsin banking corporation ("M&I"), the principal sum of _________________________________ DOLLARS
   ($______________), or such lesser amount of principal which remains outstanding under this Note, together with any unpaid accrued interest, on the Maturity Date. "Maturity Date" shall mean the earlier to occur of:

        (i)   April 30, 1996; or

        (ii) receipt by the Company of payment in full of the accounts receivable owing on the Contract referenced above.

        In addition, the Company shall make principal payments in the amounts and on the dates set forth below:

       Installment Date:                        Amount of Installment:
       ______________________                   $______________________
       ______________________                   $______________________
       ______________________                   $______________________
       ______________________                   $______________________
       ______________________                   $______________________
       ______________________                   $______________________
       ______________________                   $______________________

   Notwithstanding the Maturity Date or the scheduled principal installments referenced above, upon receipt at any time by the Company of any partial or full payment with respect to the Contract referenced above, the Company shall make an immediate prepayment of the principal of this Note in an amount equal to the amount of any such payment received by the Company.

        The unpaid principal shall bear interest from the date hereof until paid, computed on the basis of a 360-day year, at an annual rate equal to the rate of interest adopted by M&I from time to time as its base rate for interest determinations (the "Prime Rate") plus one-quarter percent (1/4%), and the rate of interest hereunder shall change with each change in such Prime Rate. Interest accrued on the outstanding principal balance through the last day of each month shall be payable on the first
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(1st) day of the next month, commencing on ___________ 1, 199_ and continuing thereafter until the principal is paid in full, with all accrued interest paid with the final payment of principal.

                    In the event that any amount of the principal of, or interest on, this Note is not paid on the date when due, the entire principal amount outstanding shall bear interest from the day following the due date until all such overdue amounts have been paid in full at the rate per annum which is equal to the greater of: (a) 2% in excess of the rate applicable to the unpaid amount immediately before it became due, or (b) 2% in excess of the Prime Rate.

                    Payments of both principal and interest are to be made in lawful money of the United States of America at the offices of M&I Marshall & Ilsley Bank, Attention: Commercial Loan Department, 770 North Water Street, Milwaukee, Wisconsin 53202 or at such other place as the holder shall designate in writing to the maker.

                    The maker and all endorsers hereby severally waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note.

                    This Note constitutes a Line of Credit Term Note issued pursuant to a Loan Agreement (the "Loan Agreement") dated as of September 28, 1990 by and between M&I Marshall & Ilsley Bank and The Oilgear Company, as amended and restated by a Second Amendatory Loan Agreement dated as of July 15, 1994, and an Amendment No. 1 to Second Amendatory Loan Agreement dated as of April 30, 1995, as may be further amended and restated from time to time, to which Loan Agreement reference is hereby made for a statement of the terms and conditions under which the Loan evidenced hereby may be made and a description of the terms and conditions upon which this Note may be prepaid in whole or in part. In case an Event of Default, as defined in the Loan Agreement, shall occur, the entire unpaid principal and accrued interest may be automatically due and payable or may be declared due and payable as provided in the Loan Agreement.





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        Additional Provisions:_______________________________________________
   __________________________________________________________________________
   __________________________________________________________________________
   __________________________________________________________________________
   __________________________________________________________________________

                                                  THE OILGEAR COMPANY



                                                  By:___________________________
                                                  Title:  Thomas J. Price
                                                  Its:    Vice President of
                                                          Finance/Secretary





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